UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2024

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware		73-1564280
(State or other jurisdiction of incorporation or organization)	Commission File No.: 0-26823	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	ARLP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01.    REGULATION FD DISCLOSURE.

On May 29, 2024, Alliance Resource Partners, L.P. (the "Partnership") announced that Alliance Resource Operating Partners, L.P. (the "Intermediate Partnership"), a subsidiary of the Partnership, and the Intermediate Partnership’s wholly owned subsidiary, Alliance Resource Finance Corporation, subject to market conditions, intend to offer $400.0 million in aggregate principal amount of senior unsecured notes due 2029 in a private placement to eligible purchasers (the "Notes Offering").

A copy of the press release announcing the Notes Offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with the Notes Offering, the Partnership disclosed certain information to prospective investors in a preliminary offering memorandum dated May 29, 2024 (the "Preliminary Offering Memorandum"). Pursuant to Regulation FD, the Partnership is furnishing the following information as disclosed in the Preliminary Offering Memorandum:

Amendment to Credit Agreement

On January 13, 2023, the Partnership’s subsidiary, Alliance Coal, LLC ("Alliance Coal") entered into the Credit Agreement with various financial institutions (as amended from time to time, the "Credit Agreement").  The Credit Agreement provides for a $425.0 million revolving credit facility, including a sublimit of $15.0 million for swingline borrowings (the "Revolving Credit Facility"), and permits the issuance of letters of credit of up to the full amount of $425 million, and for a term loan in an aggregate principal amount of $75.0 million (the "Term Loan").

In connection with the consummation of this offering, Alliance Coal and the financial institutions party thereto will enter in an amendment to the Credit Agreement to provide, among other things, for the following:

●	Extend the maturity of the financings under the Credit Agreement by one year to March 9, 2028;
●	The principal of the Term Loan be paid in quarterly installments equal to 6.25% of its current outstanding balance of $56.3 million;
●	The addition of an incremental facility permitting Alliance Coal at a future date to increase the Revolving Credit Facility and Term Loan by up to an aggregate of $100.0 million, subject to lenders agreeing to participate in such incremental facility;
●	Alliance Coal and its subsidiaries that are guarantors under the Credit Agreement being permitted to guarantee up to $600.0 million of unsecured debt of the Partnership or the Intermediate Partnership, including the senior unsecured notes to be issued pursuant to the Notes Offering. As long as there is no continuing default under the Credit Agreement, Alliance Coal would be permitted to pay cash distributions to the Intermediate Partnership to fund interest payments on such unsecured debt of the Partnership and the Intermediate Partnership;
●	Alliance Coal would be restricted from the payment of other cash distributions if such payment would result in the debt of Alliance Coal to cash flow ratio being more than 1.0 to 1.0 or Alliance Coal having liquidity of less than $200 million; and
●	Revise the definition of "Change of Control."

Preliminary April Operating Information

The Partnership’s coal sales volumes in April 2024 declined by 15.0% to approximately 2.4 million tons compared to approximately 2.9 million tons in April 2023. In the Illinois Basin, coal sales volumes for April 2024 remained relatively consistent in the Illinois Basin compared to April 2023, as lower volumes at the Partnership’s River View complex due to high river levels slowing barge traffic were almost entirely offset by increased volumes at the Partnership’s Gibson South complex due to spot export sales.  In Appalachia, coal sales volumes decreased by 48.2% compared to April 2023, primarily resulting from 10 shipping lost days as a direct result of high-water events that impacted loading at the Partnership’s Tunnel Ridge complex as well as deferred shipments resulting from the Francis Scott Key Bridge collapse. The Partnership’s production was not impacted by these high-water events and the Partnership continued its mining activities without interruption. In total, volumes deferred at the River View and Tunnel Ridge complexes as a result of high river levels and the bridge collapse totaled approximately 420,000 tons and 77,000 tons, respectively. These volumes are anticipated to be shipped throughout the balance of 2024.

This Current Report on Form 8-K includes "forward-looking statements" within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Partnership's control. All statements, other than historical facts included in this Current Report on Form 8-K, are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. Although the Partnership believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

The information in Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K is being "furnished" and shall not be deemed to be "filed" by the Partnership for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated May 29, 2024.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its general partner

By:	/s/ Cary P. Marshall
Cary P. Marshall
Senior Vice President and Chief Financial Officer

Date: May 29, 2024

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